50743



NUMBER

SHARES

Independent BancShares, Inc.

ORGANIZED UNDER THE
LAWS OF THE STATE OF FLORIDA

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK OF THE PAR VALUE OF TWO DOLLARS ($2.00) EACH OF

Independent BancShares, Inc.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.
This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

CERTIFICATE OF STOCK

Dated

John R. Hunt
SECRETARY/TREASURER

INDEPENDENT BANCSHARES, INC.
CORPORATE SEAL 1987
FLORIDA

Robert A. Ellison
PRESIDENT

COUNTERSIGNED AND REGISTERED:
SUNTRUST BANK, CENTRAL FLORIDA, N.A.
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale, sold or transferred unless a registration statement under the Act is then in effect with respect to such shares or an exemption from the registration requirements of the Act is then in fact applicable to such sale, transfer or offer for sale. In addition, these shares have been issued pursuant to the intrastate offering exemption (Section 3(a)(11) of the Act and Rule 147 thereunder), and may not, prior to nine (9) months after the last issuance of any security issued by the Corporation pursuant to the offering of which these shares are a part, be sold to anyone not a resident of the State of Florida.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN —as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—............ Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

______________________________ *shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ *Attorney*

to transfer the said stock on the books of the within named Bank with full power of substitution in the premises.

Dated ______________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED: ______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Holders of common stock do not have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of the company or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, other than such rights, if any, as the Board of the company in its sole discretion may grant.